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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-34691

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 9, 1997


                            THE TIMES MIRROR COMPANY


                             Series A Common Stock

                              ____________________

The Shares of Series A Common Stock may be offered for sale and sold by pledgees, donees, transferees or other successors in interest of the several Selling Stockholders in the same manner as the shares of Series A Common Stock may be offered for sale and sold by the Selling Stockholders. Any provisions applicable to the Selling Stockholders set forth in the Plan of Distribution on page 13 of this Prospectus shall be applicable to pledgees, donees, transferees or other successors in interest of the several Selling Stockholders, as if they were one and the same.


          The date of this Prospectus Supplement is December 17, 1997